UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

                On December 28, 2007, Willdan Group, Inc., (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) and a related Revolving Line of Credit Note (the “Note”), Security Agreement: Equipment and Continuing Security Agreement: Rights to Payment and Inventory (collectively with the Credit Agreement and the Note, the “Agreements”) with Wells Fargo Bank, National Association (“Wells Fargo”).

                Under the terms of the Credit Agreement, the Company can borrow up to $10.0 million from time to time up to and until January 1, 2010.  Loans made under the revolving line of credit will accrue interest at either (i) the floating rate of 0.50% below the Prime Rate in effect from time to time or (ii) the fixed rate of 1.25% above LIBOR, at the election of the Company.  The interest rate is subject to adjustment based on changes in the Company’s ratio of Total Funded Debt to EBITDA (as defined in the Credit Agreement).  Upon a default, the interest rate will be increased by a default rate margin of 4.00%.  Upon the occurrence of an event of default under the Credit Agreement, Wells Fargo has the option to make all indebtedness then owed by the Company under the Agreements immediately due and payable.  The revolving line of credit matures on January 31, 2010.

                Borrowings under the Credit Agreement are secured by all accounts receivable and other rights to payment, general intangibles, inventory and equipment of the Company and its subsidiaries.  Each subsidiary of the Company (except Public Agency Resources) has signed an unconditional guaranty of the Company’s obligations under the Agreements.  The Credit Agreement also contains customary representations and affirmative covenants, including covenants to maintain a minimum tangible net worth, a minimum net income, a minimum asset coverage ratio and a maximum ratio of total funded debt to EBITDA (each ratio as specifically defined in the Credit Agreement).  The Credit Agreement also includes customary negative covenants, including a covenant that prohibits the incurrence of additional indebtedness by the Company or its subsidiaries other than purchase money indebtedness not to exceed $2.0 million and indebtedness existing on the date of the Credit Agreement, and a covenant that prohibits payment of dividends on the Company’s stock.  In addition, the Credit Agreement includes customary defaults for a credit facility.

                The foregoing summary description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 1.02               Termination of a Material Definitive Agreement

                The Company terminated its Business Loan Agreement (Asset Based), Promissory Note and Commercial Security Agreement (the “Prior Agreement”) with Orange County Business Bank on December 31, 2007.  The Company terminated the Prior Agreement in connection with its entering into of the new revolving credit facility with Wells Fargo described above under Item 1.01 – Entry into a Material Definitive Agreement.  The Company paid no fees or penalties as a result of terminating the Prior Agreement with Orange County Business Bank.

                Under the Prior Agreement, the Company could borrow up to $8.0 million under a revolving line of credit.  The Company had the right to convert up to $2.0 million of the revolving line of credit to two term loans under specified circumstances involving the start up of a new division and/or business unit and the acquisition of other companies.  Loans made under the revolving line of credit accrued interest at the rate of 0.25% over the current Wall Street Journal Prime Rate.  Upon a default, the interest rate would have increased by a default rate margin of 6.00%.  Upon the occurrence of an event of default under the loan agreement, Orange County Business Bank had the option to make all indebtedness then owed by the Company under Prior Agreement immediately due and payable.

                Borrowings under the Primary Agreement were secured by substantially all of the Company’s and its subsidiaries’ tangible and intangible assets.  Each of the Company’s subsidiaries, except Public Agency Resources, had signed an unconditional guaranty of its obligations under the Prior Agreement.  The Prior Agreement also contained customary representations, affirmative and negative covenants and defaults for a credit facility, including covenants to maintain a minimum tangible net worth, a minimum ratio of current assets to current liabilities and a minimum ratio of debt service coverage.  The Prior Agreement also prohibited the payment of dividends on the Company’s common stock, other than dividends payable in the Company’s common stock, without the consent of Orange County Business Bank.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Credit Agreement, dated December 28, 2007, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.

10.2	Revolving Line of Credit Note for $10,000,000, dated December 28, 2007, by Willdan Group, Inc. in favor of Wells Fargo Bank, National Association.

10.3	Security Agreement: Equipment, dated December 28, 2007, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.

10.4

Continuing Security Agreement: Rights to Payment and Inventory, dated December 28, 2007, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: December 31, 2007	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Credit Agreement, dated December 28, 2007, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.

10.2	Revolving Line of Credit Note for $10,000,000, dated December 28, 2007, by Willdan Group, Inc. in favor of Wells Fargo Bank, National Association.

10.3	Security Agreement: Equipment, dated December 28, 2007, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.

10.4

Continuing Security Agreement: Rights to Payment and Inventory, dated December 28, 2007, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.